COMERICA REPORTS THIRD QUARTER 2013 NET INCOME
OF $147 MILLION, OR 78 CENTS PER SHARE
EPS Up 3 Percent from Second Quarter 2013
and 28 Percent Over Third Quarter 2012
Net Interest Income Stable; Loan Volume Impacted
by Economic Uncertainty and Seasonality
Noninterest Income Up $6 Million, or 3 Percent
Continued Discipline Reflected in Noninterest Expenses

DALLAS/October 16, 2013 -- Comerica Incorporated (NYSE: CMA) today reported third quarter 2013 net income of $147 million, compared to $143 million for the second quarter 2013 and $117 million for the third quarter 2012. Earnings per diluted share were 78 cents for the third quarter 2013, compared to 76 cents for the second quarter 2013 and 61 cents for the third quarter 2012.

(dollar amounts in millions, except per share data)	3rd Qtr '13		2nd Qtr '13	3rd Qtr '12
Net interest income (a)	$412		$414	$427
Provision for credit losses	8		13	22
Noninterest income	214		208	197
Noninterest expenses	417		416	449	(b)
Provision for income taxes	54		50	36

Net income	147		143	117

Net income attributable to common shares	145		141	116

Diluted income per common share	0.78		0.76	0.61

Average diluted shares (in millions)	187		187	191

Tier 1 common capital ratio (d)	10.74%	(c)	10.43%	10.37%
Basel III Tier 1 common capital ratio (d) (e)	10.4		10.1	10.0
Tangible common equity ratio (d)	9.87		10.04	10.30

(a)
Included accretion of the purchase discount on the acquired loan portfolio of $8 million, $7 million and $15 million in the third quarter 2013, second quarter 2013 and third quarter 2012, respectively.

(b)	Included restructuring expenses of $25 million associated with the 2011 acquisition of Sterling Bancshares, Inc.

(c)	September 30, 2013 ratio is estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Estimated ratios based on the standardized approach in the final rule and excluding most elements of accumulated other comprehensive income (AOCI).

"Fee income growth, expense control and continued solid credit quality contributed to our 28 percent year-over-year increase in earnings per share," said Ralph W. Babb Jr., chairman and chief executive officer. "Average total loans were up $497 million, or 1 percent, on a year-over-year basis, but decreased $799 million, or 2 percent, compared to the second quarter. Loan volume in the third quarter compared to the second quarter was impacted by the continued economic uncertainty and the understandable caution of our customers, as well as seasonality in auto-dealer floor plan loans and a decline in refinance volumes impacting our mortgage warehouse business.
"Average total deposits increased $2 billion, or 4 percent, year-over-year, and $417 million, or 1 percent over second quarter, to $51.9 billion. Net interest income remained relatively stable, credit quality continued to be strong, and noninterest income grew quarter over quarter, reflecting an increase in customer-driven fee income. Our capital position continued to be a source of strength to support our growth.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 2

"We believe our footprint is well situated in Texas, California and Michigan, and that our relationship banking strategy contributes to our continued success."
Third Quarter 2013 Compared to Third Quarter 2012

•
Average total loans increased $497 million, or 1 percent, primarily reflecting an increase of $1.1 billion, or 4 percent, in commercial loans, partially offset by a decrease of $594 million, or 5 percent, in combined commercial mortgage and real estate construction loans. The increase in commercial loans was primarily driven by increases in National Dealer Services, general Middle Market and Energy, partially offset by a decrease in Corporate Banking.

•
Average total deposits increased $2.0 billion, or 4 percent, primarily reflecting increases of $1.1 billion, or 4 percent, in interest-bearing deposits and $910 million, or 4 percent, in noninterest-bearing deposits.

•
Net income increased by $30 million, or 25 percent, primarily as a result of improving credit quality reflected in lower provision for credit losses, higher customer-driven fees and lower noninterest expenses, partially offset by a decrease in net interest income. The decrease in net interest income was primarily due to a decrease in loan yields and a decrease in accretion on the acquired loan portfolio, partially offset by loan growth and a decrease in funding costs.

Third Quarter 2013 Compared to Second Quarter 2013

•
Average total loans decreased $799 million, or 2 percent, to $44.1 billion, primarily reflecting decreases of $634 million, or 2 percent, in commercial loans and $180 million, or 2 percent, in combined commercial mortgage and real estate construction loans. The decrease in commercial loans was primarily driven by decreases in general Middle Market, National Dealer Services and Mortgage Banker Finance, partially offset by an increase in Technology and Life Sciences. The declines generally reflected subdued demand due to economic uncertainty, a seasonal decline in auto dealer floor plan loans and a decrease in mortgage refinancing activity. Period-end total loans decreased $1.3 billion to $44.2 billion, primarily reflecting a $1.3 billion decrease in commercial loans. The decrease in commercial loans was primarily driven by decreases in Mortgage Banker Finance and National Dealer Services.

•
Investment securities available-for-sale decreased $413 million, or 4 percent, to $9.4 billion on an average basis and decreased $143 million, or 1 percent, to $9.5 billion on period-end basis as a result of a full quarter impact of the decline in the fair value of the portfolio due to the rise in long-term rates and a slowdown in the pace of purchases to replace repayments.

•
Average total deposits increased $417 million, or 1 percent, to $51.9 billion, reflecting increases in most lines of business. Period-end deposits increased $1.7 billion, primarily reflecting an increase of $2.0 billion in noninterest-bearing deposits.

•
Net interest income remained relatively stable at $412 million in the third quarter 2013, compared to $414 million in the second quarter 2013, as the benefit from one additional day in the third quarter and improved yields in the securities portfolio was more than offset by the impact of a decline in loan balances and lower loan yields.

•
The provision for credit losses decreased $5 million to $8 million in the third quarter 2013, compared to $13 million in the second quarter 2013, reflecting continued strong credit quality and decreases in loan balances.

•	Noninterest income increased $6 million to $214 million in the third quarter 2013 primarily reflecting an increase in customer-driven income of $4 million.

•
Noninterest expenses increased $1 million to $417 million in the third quarter 2013, primarily reflecting a $10 million increase in salaries and employee benefits expense, partially offset by a $6 million decrease in litigation-related expenses and a $4 million decrease in write-downs on other foreclosed assets.

•
Comerica repurchased 1.7 million shares of common stock ($72 million) in the third quarter 2013 under the share repurchase program. Combined with dividends, 70 percent of net income was returned to shareholders in the third quarter 2013.

•	Capital remained solid at September 30, 2013, as evidenced by an estimated Tier 1 common capital ratio of 10.74 percent and a tangible common equity ratio of 9.87 percent.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 3

Net Interest Income

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net interest income	$412	$414	$427

Net interest margin	2.79%	2.83%	2.96%

Selected average balances:
Total earning assets	$58,892	$58,928	$57,801
Total loans	44,094	44,893	43,597
Total investment securities	9,380	9,793	9,791
Federal Reserve Bank deposits (excess liquidity)	5,156	3,968	4,160

Total deposits	51,865	51,448	49,845
Total noninterest-bearing deposits	22,379	22,076	21,469

•	Net interest income of $412 million in the third quarter 2013 decreased $2 million compared to the second quarter 2013.

◦
Interest on loans decreased by $7 million, primarily reflecting a decrease in loan volumes, including volume shifts in business mix ($6 million); lower loan yields due to a decline in LIBOR ($1 million); and other loan portfolio dynamics, reflecting positive credit migration and other shifts in portfolio mix ($5 million); partially offset by one additional day in the third quarter ($4 million) and an increase in the accretion of the purchase discount on the acquired loan portfolio ($1 million).

◦
Interest on mortgage-backed investment securities increased net interest income by $2 million, primarily as a result of improvement in yields due to slowing prepayment speeds ($4 million), partially offset by a decrease in average balances ($2 million).

◦	Interest on other short-term investments increased net interest income by $1 million as a result of an increase in balances deposited with the Federal Reserve Bank.

◦
A decrease in funding costs increased net interest income by $2 million, primarily reflecting lower deposit pricing and a shift in the deposit mix, as well as a lower interest expense as a result of a full-quarter impact from the maturity of debt in the second quarter 2013.

•
The net interest margin of 2.79 percent decreased 4 basis points compared to the second quarter 2013. The decrease in net interest margin was primarily due to an increase in excess liquidity (-5 basis points) and lower loan yields (-3 basis points), partially offset by the impact of yield improvements on mortgage-backed securities (+3 basis points) and lower funding costs (+1 basis point).

•
Average earning assets remained stable at $58.9 billion in the third quarter 2013, compared to the second quarter 2013, as an increase of $1.2 billion in excess liquidity offset decreases of $799 million in average loans and $413 million in average investment securities available-for-sale.

Noninterest Income
Noninterest income increased $6 million to $214 million for the third quarter 2013, compared to $208 million for the second quarter 2013. Customer-driven fee income increased $4 million and noncustomer-driven income increased $2 million. The increase in customer-driven fee income was primarily due to an increase in commercial lending fees of $6 million. The increase in noncustomer-driven income was primarily due to a $5 million increase in warrant income, partially offset by a decrease in income recognized from our third-party credit card provider reflecting a change in the timing of the recognition of incentives from annually to quarterly in the third quarter.
Noninterest Expenses
Noninterest expenses of $417 million in the third quarter 2013 remained relatively stable compared to the second quarter 2013, as a $10 million increase in salaries and employee benefits expense was largely offset by a $6 million decrease in litigation-related expenses as well as a $4 million decrease in write-downs on other foreclosed assets. The increase in salaries and employee benefits reflected one additional day in the third quarter 2013 and year-to-date adjustments to incentive compensation based on favorable performance relative to peers.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 4

Credit Quality
"Credit quality continued to be strong resulting in an $8 million provision," said Babb. "Net charge-offs increased slightly from their low level, while nonperforming assets and watch list loans declined."

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net credit-related charge-offs	$19	$17	$43
Net credit-related charge-offs/Average total loans	0.18%	0.15%	0.39%

Provision for credit losses	$8	$13	$22

Nonperforming loans (a)	459	471	692
Nonperforming assets (NPAs) (a)	478	500	755
NPAs/Total loans and foreclosed property	1.08%	1.10%	1.71%

Loans past due 90 days or more and still accruing	$25	$20	$36

Allowance for loan losses	604	613	647
Allowance for credit losses on lending-related commitments (b)	34	36	35
Total allowance for credit losses	638	649	682

Allowance for loan losses/Period-end total loans	1.37%	1.35%	1.46%
Allowance for loan losses/Nonperforming loans	131	130	94

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Nonaccrual loans decreased $12 million, to $437 million at September 30, 2013, compared to $449 million at June 30, 2013.

•	Internal watch list loans decreased $210 million, to $2.7 billion at September 30, 2013, compared to $2.9 billion at June 30, 2013.

•	During the third quarter 2013, $50 million of borrower relationships over $2 million were transferred to nonaccrual status, an increase of $13 million from the second quarter 2013.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $64.7 billion and $7.0 billion, respectively, at September 30, 2013, compared to $62.9 billion and $6.9 billion, respectively, at June 30, 2013. The $1.8 billion increase in total assets primarily reflected an increase of $2.9 billion in excess liquidity, partially offset by a decrease in loans of $1.3 billion.
There were approximately 184 million common shares outstanding at September 30, 2013. Diluted weighted average shares of 187 million at September 30, 2013 were unchanged compared to June 30, 2013, as the impact of the repurchase of $72 million of common stock (1.7 million shares) under the share repurchase program during the third quarter 2013 was offset by the impact of an increase in share dilution from options and warrants due to an increase in Comerica's stock price. Combined with the dividend of $0.17 per share, share repurchases under the share repurchase program and dividends returned 70 percent of third quarter 2013 net income to shareholders.
Comerica's tangible common equity ratio was 9.87 percent at September 30, 2013, a decrease of 17 basis points from June 30, 2013. The estimated Tier 1 common capital ratio increased 31 basis points, to 10.74 percent at September 30, 2013, from June 30, 2013. The estimated Tier 1 common ratio under fully phased-in Basel III capital rules and excluding most elements of AOCI was 10.4 percent percent at September 30, 2013.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 5

Full-Year and Fourth Quarter 2013 Outlook
Management expectations for full-year 2013 compared to full-year 2012 have not changed from the previously provided outlook, with the exception of customer-driven fees, which are expected to be modestly higher based on strong third quarter results.
For fourth quarter 2013, management expects the following, assuming a continuation of the current slow growing economic environment:

•
Average loans for the fourth quarter 2013 are expected to be stable compared to third quarter 2013, reflecting auto-dealer floor plan loans rebounding from seasonal low along with continued decline in mortgage warehouse lending and economic uncertainty impacting demand.

•
Net interest income is expected to be lower for the fourth quarter 2013, compared to third quarter 2013, due to the continued impact from the low rate environment and a decrease in purchase accounting accretion.

•	The provision for credit losses for the fourth quarter 2013 is expected to remain low, similar to the levels in previous 2013 quarters.

•	Customer-driven noninterest income for the fourth quarter 2013 is expected to be relatively stable compared to third quarter 2013, while noncustomer-driven noninterest income is expected to be lower.

•	Fourth quarter 2013 noninterest expense is expected to be slightly lower compared to third quarter 2013, reflecting continued tight expense control.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 6

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at September 30, 2013 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2013 results compared to second quarter 2013.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr '13		2nd Qtr '13		3rd Qtr '12
Business Bank	$209	91%	$207	85%	$207	88%
Retail Bank	6	3	11	5	10	4
Wealth Management	15	6	24	10	18	8
	230	100%	242	100%	235	100%
Finance	(87)		(98)		(100)
Other (a)	4		(1)		(18)
Total	$147		$143		$117
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net interest income (FTE)	$368	$372	$380
Provision for credit losses	(1)	10	15
Noninterest income	89	80	76
Noninterest expenses	153	147	145
Net income	209	207	207

Net credit-related charge-offs	9	11	27

Selected average balances:
Assets	35,298	36,017	34,861
Loans	34,178	34,955	33,856
Deposits	26,284	25,987	25,142

•
Average loans decreased $777 million, primarily reflecting decreases in general Middle Market, National Dealer Services and Mortgage Banker Finance, partially offset by an increase in Technology and Life Sciences.

•	Average deposits increased $297 million, primarily reflecting increases in general Middle Market and Commercial Real Estate.

•
Net interest income decreased $4 million, primarily due to a decrease in average loans and lower loan yields, partially offset by the benefit provided by one additional day in the quarter and higher purchase accounting accretion.

•	The provision for credit losses decreased $11 million, primarily reflecting improved credit quality and decreases in loan balances.

•	Noninterest income increased $9 million, primarily due to an increase in commercial lending fees and income from principal investments and warrants.

•	Noninterest expenses increased $6 million, primarily due to an increase in salaries expense and corporate overhead expenses, partially offset by a decrease in write-downs on other foreclosed assets.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 7

Retail Bank

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net interest income (FTE)	$151	$154	$161
Provision for credit losses	10	5	6
Noninterest income	45	46	41
Noninterest expenses	177	178	181
Net income	6	11	10

Net credit-related charge-offs	7	4	13

Selected average balances:
Assets	5,967	5,962	5,964
Loans	5,285	5,271	5,265
Deposits	21,257	21,241	20,682

•	Average loans increased $14 million, primarily due to an increase in Small Business, partially offset by a decrease in Retail Banking.

•	Average deposits increased $16 million, primarily due to an increase in Small Business, largely offset by a decrease in Retail Banking.

•
Net interest income decreased $3 million, primarily due to decreases in funds transfer pricing (FTP) credits and purchase accounting accretion, partially offset by the benefit provided by one additional day in the quarter.

•	The provision for credit losses increased $5 million, primarily due to an increase in specific reserves for individually evaluated loans.

•
Noninterest income remained relatively stable, primarily due to a decrease in incentive payments received from Comerica's third-party credit card provider, partially offset by a decrease in net securities losses.

Wealth Management

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net interest income (FTE)	$45	$46	$47
Provision for credit losses	1	(3)	4
Noninterest income	61	65	62
Noninterest expenses	81	77	77
Net income	15	24	18

Net credit-related charge-offs	3	2	3

Selected average balances:
Assets	4,789	4,828	4,566
Loans	4,631	4,667	4,476
Deposits	3,782	3,701	3,667

•	Average loans decreased $36 million, primarily due to a decrease in Private Banking.

•	Average deposits increased $81 million, primarily due to an increase in Private Banking.

•	The provision for credit losses increased $4 million, primarily due to an increase in specific reserves pertaining to a small number of individually evaluated loans.

•	Noninterest income decreased $4 million, primarily reflecting decreases in fiduciary income, investment banking fees and other small decreases in several categories.

•	Noninterest expenses increased $4 million, primarily due to an increase in salaries expense and corporate overhead expenses.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 8

Geographic Market Segments
Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at September 30, 2013 and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr '13		2nd Qtr '13		3rd Qtr '12
Michigan	$73	32%	$77	32%	$71	30%
California	71	31	65	27	67	29
Texas	35	15	46	19	44	19
Other Markets	51	22	54	22	53	22
	230	100%	242	100%	235	100%
Finance & Other (a)	(83)		(99)		(118)
Total	$147		$143		$117
(a) Includes items not directly associated with the geographic markets.

•
Average loans decreased $322 million and $237 million in Michigan and Texas, respectively, and increased $90 million in California. Decreases in Michigan and Texas primarily reflected decreases in Middle Market loans. The increase in California was primarily due to increases in Commercial Real Estate and Private Banking.

•
Average deposits increased $306 million in Michigan primarily due to an increase in general Middle Market, partially offset by a decrease in Retail Banking. In California, average deposits decreased $111 million primarily reflecting a decrease in Corporate Banking, partially offset by an increase in Commercial Real Estate. The increase in Texas of $104 million was primarily due to an increase in Corporate Banking, partially offset by a decrease in general Middle Market.

•
Credit quality improved in all geographic markets resulting in decreases to the provision for credit losses in Michigan and California. The increase in the provision for credit losses in Texas was primarily due to an increase in specific reserves pertaining to a small number of individually evaluated loans.

Michigan Market

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net interest income (FTE)	$186	$187	$193
Provision for credit losses	(8)	(4)	2
Noninterest income	88	88	95
Noninterest expenses	167	161	175
Net income	73	77	71

Net credit-related charge-offs	1	4	12

Selected average balances:
Assets	13,744	14,022	13,785
Loans	13,276	13,598	13,475
Deposits	20,465	20,159	19,628

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 9

California Market

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net interest income (FTE)	$171	$173	$176
Provision for credit losses	(3)	7	6
Noninterest income	42	36	33
Noninterest expenses	101	100	98
Net income	71	65	67

Net credit-related charge-offs	8	12	11

Selected average balances:
Assets	14,245	14,155	13,171
Loans	14,002	13,912	12,915
Deposits	14,567	14,671	14,964
Texas Market

(dollar amounts in millions)	3rd Qtr '13	2nd Qtr '13	3rd Qtr '12
Net interest income (FTE)	$129	$131	$138
Provision for credit losses	17	6	10
Noninterest income	35	34	30
Noninterest expenses	92	89	89
Net income	35	46	44

Net credit-related charge-offs	4	(3)	7

Selected average balances:
Assets	10,642	10,886	10,324
Loans	9,942	10,179	9,585
Deposits	10,298	10,187	9,941
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2013 financial results at 7 a.m. CT Wednesday, October 16, 2013. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 60015337). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS THIRD QUARTER 2013 NET INCOME OF $147 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2012 and on page 68 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2013	2013	2012	2013	2012
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.78	$0.76	$0.61	$2.23	$2.00
Cash dividends declared	0.17	0.17	0.15	0.51	0.40
Common shareholders' equity (at period end)	37.94	37.32	37.01
Tangible common equity (at period end) (a)	34.38	33.79	33.56

Average diluted shares (in thousands)	187,104	186,998	191,492	187,180	193,991
KEY RATIOS
Return on average common shareholders' equity	8.50%	8.23%	6.67%	8.14%	7.46%
Return on average assets	0.92	0.90	0.75	0.89	0.84
Tier 1 common capital ratio (a) (b)	10.74	10.43	10.37
Tier 1 risk-based capital ratio (b)	10.74	10.43	10.37
Total risk-based capital ratio (b)	13.44	13.29	13.69
Leverage ratio (b)	10.88	10.81	10.78
Tangible common equity ratio (a)	9.87	10.04	10.30
AVERAGE BALANCES
Commercial loans	$27,759	$28,393	$26,700	$28,069	$25,810
Real estate construction loans:
Commercial Real Estate business line (c)	1,263	1,218	999	1,199	1,029
Other business lines (d)	259	235	390	231	391
Total real estate construction loans	1,522	1,453	1,389	1,430	1,420
Commercial mortgage loans:
Commercial Real Estate business line (c)	1,714	1,798	2,140	1,782	2,367
Other business lines (d)	7,229	7,394	7,530	7,395	7,584
Total commercial mortgage loans	8,943	9,192	9,670	9,177	9,951
Lease financing	839	855	852	850	873
International loans	1,252	1,262	1,302	1,265	1,257
Residential mortgage loans	1,642	1,602	1,488	1,600	1,498
Consumer loans	2,137	2,136	2,196	2,142	2,225
Total loans	44,094	44,893	43,597	44,533	43,034

Earning assets	58,892	58,928	57,801	58,810	56,883
Total assets	63,660	63,709	62,984	63,710	62,008

Noninterest-bearing deposits	22,379	22,076	21,469	21,991	20,415
Interest-bearing deposits	29,486	29,372	28,376	29,364	28,532
Total deposits	51,865	51,448	49,845	51,355	48,947

Common shareholders' equity	6,923	6,982	7,045	6,953	6,996
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$413	$415	$428	$1,244	$1,306
Fully taxable equivalent adjustment	1	1	1	2	2
Net interest margin (fully taxable equivalent basis)	2.79%	2.83%	2.96%	2.83%	3.08%
CREDIT QUALITY
Nonaccrual loans	$437	$449	$665
Reduced-rate loans	22	22	27
Total nonperforming loans (e)	459	471	692
Foreclosed property	19	29	63
Total nonperforming assets (e)	478	500	755

Loans past due 90 days or more and still accruing	25	20	36

Gross loan charge-offs	39	35	59	$112	$185
Loan recoveries	20	18	16	52	52
Net loan charge-offs	19	17	43	60	133

Allowance for loan losses	604	613	647
Allowance for credit losses on lending-related commitments	34	36	35
Total allowance for credit losses	638	649	682

Allowance for loan losses as a percentage of total loans	1.37%	1.35%	1.46%
Net loan charge-offs as a percentage of average total loans (f)	0.18	0.15	0.39	0.18%	0.41%
Nonperforming assets as a percentage of total loans and foreclosed property (e)	1.08	1.10	1.71
Allowance for loan losses as a percentage of total nonperforming loans	131	130	94

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	September 30, 2013 ratios are estimated.

(c)	Primarily loans to real estate developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2013	2013	2012	2012
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,384	$1,016	$1,395	$933

Federal funds sold	—	31	100	—
Interest-bearing deposits with banks	5,704	2,878	3,039	3,005
Other short-term investments	106	119	125	146

Investment securities available-for-sale	9,488	9,631	10,297	10,569

Commercial loans	27,897	29,186	29,513	27,460
Real estate construction loans	1,552	1,479	1,240	1,392
Commercial mortgage loans	8,785	9,007	9,472	9,559
Lease financing	829	843	859	837
International loans	1,286	1,209	1,293	1,277
Residential mortgage loans	1,650	1,611	1,527	1,495
Consumer loans	2,152	2,124	2,153	2,174
Total loans	44,151	45,459	46,057	44,194
Less allowance for loan losses	(604)	(613)	(629)	(647)
Net loans	43,547	44,846	45,428	43,547

Premises and equipment	604	604	622	625
Accrued income and other assets	3,837	3,822	4,063	4,175
Total assets	$64,670	$62,947	$65,069	$63,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$23,896	$21,870	$23,279	$21,753

Money market and interest-bearing checking deposits	21,697	21,677	21,273	20,397
Savings deposits	1,645	1,677	1,606	1,589
Customer certificates of deposit	5,180	5,594	5,531	5,742
Foreign office time deposits	491	437	502	486
Total interest-bearing deposits	29,013	29,385	28,912	28,214
Total deposits	52,909	51,255	52,191	49,967

Short-term borrowings	226	131	110	63
Accrued expenses and other liabilities	1,001	1,049	1,106	1,146
Medium- and long-term debt	3,565	3,601	4,720	4,740
Total liabilities	57,701	56,036	58,127	55,916

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,171	2,160	2,162	2,153
Accumulated other comprehensive loss	(541)	(538)	(413)	(253)
Retained earnings	6,239	6,127	5,931	5,831
Less cost of common stock in treasury - 44,483,659 shares at 9/30/13, 42,999,083 shares at 6/30/13, 39,889,610 shares at 12/31/12 and 36,790,174 shares at 9/30/12	(2,041)	(1,979)	(1,879)	(1,788)
Total shareholders' equity	6,969	6,911	6,942	7,084
Total liabilities and shareholders' equity	$64,670	$62,947	$65,069	$63,000

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans	$381	$400	$1,159	$1,219
Interest on investment securities	54	57	159	179
Interest on short-term investments	4	3	10	9
Total interest income	439	460	1,328	1,407
INTEREST EXPENSE
Interest on deposits	13	17	43	54
Interest on medium- and long-term debt	14	16	43	49
Total interest expense	27	33	86	103
Net interest income	412	427	1,242	1,304
Provision for credit losses	8	22	37	63
Net interest income after provision for credit losses	404	405	1,205	1,241
NONINTEREST INCOME
Service charges on deposit accounts	53	53	161	162
Fiduciary income	41	39	128	116
Commercial lending fees	28	22	71	71
Letter of credit fees	17	19	49	54
Card fees	20	16	55	48
Foreign exchange income	9	9	27	29
Bank-owned life insurance	12	10	31	30
Brokerage fees	5	5	14	14
Net securities gains (losses)	1	—	(1)	11
Other noninterest income	28	24	87	79
Total noninterest income	214	197	622	614
NONINTEREST EXPENSES
Salaries	196	192	566	582
Employee benefits	59	61	185	181
Total salaries and employee benefits	255	253	751	763
Net occupancy expense	41	40	119	121
Equipment expense	15	17	45	50
Outside processing fee expense	31	27	89	79
Software expense	22	23	66	67
Merger and restructuring charges	—	25	—	33
FDIC insurance expense	9	9	26	29
Advertising expense	6	7	18	21
Other real estate expense	1	2	3	6
Other noninterest expenses	37	46	132	161
Total noninterest expenses	417	449	1,249	1,330
Income before income taxes	201	153	578	525
Provision for income taxes	54	36	154	134
NET INCOME	147	117	424	391
Less income allocated to participating securities	2	1	6	4
Net income attributable to common shares	$145	$116	$418	$387
Earnings per common share:
Basic	$0.80	$0.61	$2.28	$2.00
Diluted	0.78	0.61	2.23	2.00

Comprehensive income	144	165	296	494

Cash dividends declared on common stock	31	29	95	78
Cash dividends declared per common share	0.17	0.15	0.51	0.40

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2013 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2013		Third Quarter 2012
(in millions, except per share data)	2013	2013	2013	2012	2012	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$381	$388	$390	$398	$400	$(7)	(2)%	$(19)	(5)%
Interest on investment securities	54	52	53	55	57	2	6	(3)	(3)
Interest on short-term investments	4	3	3	3	3	1	25	1	9
Total interest income	439	443	446	456	460	(4)	(1)	(21)	(4)
INTEREST EXPENSE
Interest on deposits	13	15	15	16	17	(2)	(7)	(4)	(23)
Interest on medium- and long-term debt	14	14	15	16	16	—	—	(2)	(13)
Total interest expense	27	29	30	32	33	(2)	(5)	(6)	(18)
Net interest income	412	414	416	424	427	(2)	—	(15)	(3)
Provision for credit losses	8	13	16	16	22	(5)	(42)	(14)	(64)
Net interest income after provision for credit losses	404	401	400	408	405	3	1	(1)	—
NONINTEREST INCOME
Service charges on deposit accounts	53	53	55	52	53	—	—	—	—
Fiduciary income	41	44	43	42	39	(3)	(4)	2	6
Commercial lending fees	28	22	21	25	22	6	24	6	27
Letter of credit fees	17	16	16	17	19	1	1	(2)	(12)
Card fees	20	18	17	17	16	2	4	4	20
Foreign exchange income	9	9	9	9	9	—	—	—	—
Bank-owned life insurance	12	10	9	9	10	2	22	2	23
Brokerage fees	5	4	5	5	5	1	—	—	—
Net securities gains (losses)	1	(2)	—	1	—	3	N/M	1	N/M
Other noninterest income	28	34	25	27	24	(6)	(10)	4	20
Total noninterest income	214	208	200	204	197	6	3	17	9
NONINTEREST EXPENSES
Salaries	196	182	188	196	192	14	8	4	3
Employee benefits	59	63	63	59	61	(4)	(5)	(2)	(3)
Total salaries and employee benefits	255	245	251	255	253	10	5	2	2
Net occupancy expense	41	39	39	42	40	2	2	1	—
Equipment expense	15	15	15	15	17	—	—	(2)	(8)
Outside processing fee expense	31	30	28	28	27	1	10	4	22
Software expense	22	22	22	23	23	—	—	(1)	(5)
Merger and restructuring charges	—	—	—	2	25	—	—	(25)	N/M
FDIC insurance expense	9	8	9	9	9	1	10	—	—
Advertising expense	6	6	6	6	7	—	—	(1)	(15)
Other real estate expense	1	1	1	3	2	—	—	(1)	(49)
Other noninterest expenses	37	50	45	44	46	(13)	(26)	(9)	(20)
Total noninterest expenses	417	416	416	427	449	1	1	(32)	(7)
Income before income taxes	201	193	184	185	153	8	4	48	31
Provision for income taxes	54	50	50	55	36	4	7	18	47
NET INCOME	147	143	134	130	117	4	2	30	25
Less income allocated to participating securities	2	2	2	2	1	—	—	1	45
Net income attributable to common shares	$145	$141	$132	$128	$116	$4	2%	$29	25%
Earnings per common share:
Basic	$0.80	$0.77	$0.71	$0.68	$0.61	$0.03	4%	$0.19	31%
Diluted	0.78	0.76	0.70	0.68	0.61	0.02	3	0.17	28

Comprehensive income (loss)	144	15	137	(30)	165	129	N/M	(21)	(13)

Cash dividends declared on common stock	31	32	32	28	29	(1)	(1)	2	9
Cash dividends declared per common share	0.17	0.17	0.17	0.15	0.15	—	—	0.02	13
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2013			2012
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$613	$617	$629	$647	$667

Loan charge-offs:
Commercial	20	19	21	42	19
Real estate construction:
Commercial Real Estate business line (a)	1	2	—	1	2
Other business lines (b)	—	—	—	—	—
Total real estate construction	1	2	—	1	2
Commercial mortgage:
Commercial Real Estate business line (a)	6	2	1	5	12
Other business lines (b)	3	7	12	6	13
Total commercial mortgage	9	9	13	11	25
International	—	—	—	—	1
Residential mortgage	1	1	1	2	6
Consumer	8	4	3	4	6
Total loan charge-offs	39	35	38	60	59

Recoveries on loans previously charged-off:
Commercial	8	11	6	13	7
Real estate construction	2	1	1	1	3
Commercial mortgage	7	3	5	6	5
Lease financing	1	—	—	—	—
International	—	—	—	1	—
Residential mortgage	1	1	1	1	—
Consumer	1	2	1	1	1
Total recoveries	20	18	14	23	16
Net loan charge-offs	19	17	24	37	43
Provision for loan losses	10	13	12	19	23
Balance at end of period	$604	$613	$617	$629	$647

Allowance for loan losses as a percentage of total loans	1.37%	1.35%	1.37%	1.37%	1.46%

Net loan charge-offs as a percentage of average total loans	0.18	0.15	0.21	0.34	0.39

(a)	Primarily charge-offs of loans to real estate developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2013			2012
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$36	$36	$32	$35	$36
Add: Provision for credit losses on lending-related commitments	(2)	—	4	(3)	(1)
Balance at end of period	$34	$36	$36	$32	$35

Unfunded lending-related commitments sold	$2	$1	$2	$—	$—

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2013			2012
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$107	$102	$102	$103	$154
Real estate construction:
Commercial Real Estate business line (a)	24	26	30	30	45
Other business lines (b)	1	2	3	3	6
Total real estate construction	25	28	33	33	51
Commercial mortgage:
Commercial Real Estate business line (a)	67	69	86	94	137
Other business lines (b)	139	157	178	181	219
Total commercial mortgage	206	226	264	275	356
Lease financing	—	—	—	3	3
Total nonaccrual business loans	338	356	399	414	564
Retail loans:
Residential mortgage	63	62	65	70	69
Consumer:
Home equity	34	28	28	31	28
Other consumer	2	3	2	4	4
Total consumer	36	31	30	35	32
Total nonaccrual retail loans	99	93	95	105	101
Total nonaccrual loans	437	449	494	519	665
Reduced-rate loans	22	22	21	22	27
Total nonperforming loans (c)	459	471	515	541	692
Foreclosed property	19	29	40	54	63
Total nonperforming assets (c)	$478	$500	$555	$595	$755

Nonperforming loans as a percentage of total loans	1.04%	1.04%	1.14%	1.17%	1.57%
Nonperforming assets as a percentage of total loans and foreclosed property	1.08	1.10	1.23	1.29	1.71
Allowance for loan losses as a percentage of total nonperforming loans	131	130	120	116	94
Loans past due 90 days or more and still accruing	$25	$20	$25	$23	$36

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$449	$494	$519	$665	$719
Loans transferred to nonaccrual (d)	50	37	34	36	35
Nonaccrual business loan gross charge-offs (e)	(25)	(25)	(34)	(54)	(46)
Nonaccrual business loans sold (f)	(17)	(9)	(7)	(48)	(20)
Payments/Other (g)	(20)	(48)	(18)	(80)	(23)
Nonaccrual loans at end of period	$437	$449	$494	$519	$665
(a) Primarily loans to real estate developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$25	$25	$34	$54	$46
Performing watch list loans	5	5	—	—	1
Consumer and residential mortgage loans	9	5	4	6	12
Total gross loan charge-offs	$39	$35	$38	$60	$59
(f) Analysis of loans sold:
Nonaccrual business loans	$17	$9	$7	$48	$20
Performing watch list loans	31	40	12	24	42
Total loans sold	$48	$49	$19	$72	$62
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2013			September 30, 2012
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$28,069	$688	3.28%	$25,810	$673	3.48%
Real estate construction loans	1,430	43	3.98	1,420	47	4.48
Commercial mortgage loans	9,177	271	3.95	9,951	337	4.51
Lease financing	850	21	3.22	873	19	2.92
International loans	1,265	35	3.73	1,257	35	3.73
Residential mortgage loans	1,600	50	4.13	1,498	52	4.66
Consumer loans	2,142	53	3.32	2,225	57	3.44
Total loans (a)	44,533	1,161	3.49	43,034	1,220	3.79

Mortgage-backed securities available-for-sale	9,339	158	2.29	9,317	177	2.60
Other investment securities available-for-sale	390	1	0.48	486	3	0.78
Total investment securities available-for-sale	9,729	159	2.21	9,803	180	2.51

Interest-bearing deposits with banks (b)	4,433	9	0.26	3,908	8	0.26
Other short-term investments	115	1	1.38	138	1	1.80
Total earning assets	58,810	1,330	3.03	56,883	1,409	3.32

Cash and due from banks	993			967
Allowance for loan losses	(627)			(707)
Accrued income and other assets	4,534			4,865
Total assets	$63,710			$62,008

Money market and interest-bearing checking deposits	$21,594	22	0.13	$20,577	26	0.18
Savings deposits	1,654	—	0.03	1,589	1	0.06
Customer certificates of deposit	5,603	19	0.44	5,993	25	0.54
Foreign office time deposits	513	2	0.54	373	2	0.64
Total interest-bearing deposits	29,364	43	0.19	28,532	54	0.25

Short-term borrowings	189	—	0.07	78	—	0.12
Medium- and long-term debt	4,109	43	1.42	4,846	49	1.36
Total interest-bearing sources	33,662	86	0.34	33,456	103	0.41

Noninterest-bearing deposits	21,991			20,415
Accrued expenses and other liabilities	1,104			1,141
Total shareholders' equity	6,953			6,996
Total liabilities and shareholders' equity	$63,710			$62,008

Net interest income/rate spread (FTE)		$1,244	2.69		$1,306	2.91

FTE adjustment		$2			$2

Impact of net noninterest-bearing sources of funds			0.14			0.17
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.83%			3.08%
(a) Accretion of the purchase discount on the acquired loan portfolio of $26 million and $58 million in the nine months ended September 30, 2013 and 2012, respectively, increased the net interest margin by 6 basis points and 14 basis points in each respective period.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 20 basis points in both the nine months ended September 30, 2013 and 2012.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$27,759	$226	3.25%	$28,393	$233	3.29%	$26,700	$227	3.38%
Real estate construction loans	1,522	15	3.78	1,453	15	4.04	1,389	15	4.36
Commercial mortgage loans	8,943	88	3.90	9,192	88	3.86	9,670	106	4.34
Lease financing	839	7	3.21	855	7	3.22	852	4	2.04
International loans	1,252	12	3.76	1,262	12	3.81	1,302	12	3.77
Residential mortgage loans	1,642	17	3.98	1,602	16	4.04	1,488	17	4.67
Consumer loans	2,137	17	3.27	2,136	18	3.30	2,196	19	3.44
Total loans (a)	44,094	382	3.44	44,893	389	3.47	43,597	400	3.66

Mortgage-backed securities available-for-sale	8,989	54	2.41	9,400	51	2.22	9,360	57	2.46
Other investment securities available-for-sale	391	—	0.43	393	1	0.52	431	1	0.86
Total investment securities available-for-sale	9,380	54	2.32	9,793	52	2.15	9,791	58	2.38

Interest-bearing deposits with banks (b)	5,308	4	0.26	4,125	3	0.26	4,276	3	0.26
Other short-term investments	110	—	0.77	117	—	1.05	137	—	1.88
Total earning assets	58,892	440	2.97	58,928	444	3.02	57,801	461	3.19

Cash and due from banks	1,027			972			971
Allowance for loan losses	(622)			(625)			(673)
Accrued income and other assets	4,363			4,434			4,885
Total assets	$63,660			$63,709			$62,984

Money market and interest-bearing checking deposits	$21,894	7	0.13	$21,544	8	0.13	$20,483	8	0.17
Savings deposits	1,680	—	0.04	1,658	—	0.03	1,618	—	0.04
Customer certificates of deposit	5,384	6	0.41	5,685	6	0.43	5,894	8	0.52
Foreign office time deposits	528	—	0.48	485	1	0.60	381	1	0.71
Total interest-bearing deposits	29,486	13	0.18	29,372	15	0.19	28,376	17	0.24

Short-term borrowings	249	—	0.06	193	—	0.07	89	—	0.12
Medium- and long-term debt	3,590	14	1.54	4,044	14	1.43	4,745	16	1.35
Total interest-bearing sources	33,325	27	0.32	33,609	29	0.34	33,210	33	0.40

Noninterest-bearing deposits	22,379			22,076			21,469
Accrued expenses and other liabilities	1,033			1,042			1,260
Total shareholders' equity	6,923			6,982			7,045
Total liabilities and shareholders' equity	$63,660			$63,709			$62,984

Net interest income/rate spread (FTE)		$413	2.65		$415	2.68		$428	2.79

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.14			0.15			0.17
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.79%			2.83%			2.96%
(a) Accretion of the purchase discount on the acquired loan portfolio of $8 million, $7 million and $15 million in the third and second quarters of 2013 and the third quarter of 2012, respectively, increased the net interest margin by 5 basis points, 5 basis points and 10 basis points in each respective period.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 24 basis points and 18 basis points in the third and second quarters of 2013 and 21 basis points in the third quarter of 2012, respectively.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2013	2013	2013	2012	2012

Commercial loans:
Floor plan	$2,869	$3,241	$2,963	$2,939	$2,276
Other	25,028	25,945	25,545	26,574	25,184
Total commercial loans	27,897	29,186	28,508	29,513	27,460
Real estate construction loans:
Commercial Real Estate business line (a)	1,283	1,223	1,185	1,049	1,003
Other business lines (b)	269	256	211	191	389
Total real estate construction loans	1,552	1,479	1,396	1,240	1,392
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,592	1,743	1,812	1,873	2,020
Other business lines (b)	7,193	7,264	7,505	7,599	7,539
Total commercial mortgage loans	8,785	9,007	9,317	9,472	9,559
Lease financing	829	843	853	859	837
International loans	1,286	1,209	1,269	1,293	1,277
Residential mortgage loans	1,650	1,611	1,568	1,527	1,495
Consumer loans:
Home equity	1,501	1,474	1,498	1,537	1,570
Other consumer	651	650	658	616	604
Total consumer loans	2,152	2,124	2,156	2,153	2,174
Total loans	$44,151	$45,459	$45,067	$46,057	$44,194

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	17	18	19	20	23
Loan servicing rights	1	2	2	2	2

Tier 1 common capital ratio (c) (d)	10.74%	10.43%	10.37%	10.14%	10.37%
Tier 1 risk-based capital ratio (c)	10.74	10.43	10.37	10.14	10.37
Total risk-based capital ratio (c)	13.44	13.29	13.41	13.15	13.69
Leverage ratio (c)	10.88	10.81	10.75	10.57	10.78
Tangible common equity ratio (d)	9.87	10.04	9.86	9.76	10.30

Common shareholders' equity per share of common stock	$37.94	$37.32	$37.41	$36.87	$37.01
Tangible common equity per share of common stock (d)	34.38	33.79	33.90	33.38	33.56
Market value per share for the quarter:
High	43.49	40.44	36.99	32.14	33.38
Low	38.56	33.55	30.73	27.72	29.32
Close	39.31	39.83	35.95	30.34	31.05

Quarterly ratios:
Return on average common shareholders' equity	8.50%	8.23%	7.68%	7.36%	6.67%
Return on average assets	0.92	0.90	0.84	0.81	0.75
Efficiency ratio (e)	66.66	66.43	67.58	68.08	71.68

Number of banking centers	484	484	487	487	490

Number of employees - full time equivalent	8,918	8,929	9,001	9,035	9,079

(a)	Primarily loans to real estate developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	September 30, 2013 ratios are estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2013	2012	2012

ASSETS
Cash and due from subsidiary bank	$36	$2	$13
Short-term investments with subsidiary bank	480	431	418
Other short-term investments	92	88	88
Investment in subsidiaries, principally banks	7,008	7,045	7,200
Premises and equipment	4	4	4
Other assets	134	150	150
Total assets	$7,754	$7,720	$7,873

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$620	$629	$632
Other liabilities	165	149	157
Total liabilities	785	778	789

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,171	2,162	2,153
Accumulated other comprehensive loss	(541)	(413)	(253)
Retained earnings	6,239	5,931	5,831
Less cost of common stock in treasury - 44,483,659 shares at 9/30/13, 39,889,610 shares at 12/31/12 and 36,790,174 shares at 9/30/12	(2,041)	(1,879)	(1,788)
Total shareholders' equity	6,969	6,942	7,084
Total liabilities and shareholders' equity	$7,754	$7,720	$7,873

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	391	—	391
Other comprehensive income, net of tax	—	—	—	103	—	—	103
Cash dividends declared on common stock ($0.40 per share)	—	—	—	—	(78)	—	(78)
Purchase of common stock	(7.1)	—	—	—	—	(215)	(215)
Net issuance of common stock under employee stock plans	1.2	—	(48)	—	(28)	62	(14)
Share-based compensation	—	—	29	—	—	—	29
Other	—	—	2	—	—	(2)	—
BALANCE AT SEPTEMBER 30, 2012	191.4	$1,141	$2,153	$(253)	$5,831	$(1,788)	$7,084

BALANCE AT DECEMBER 31, 2012	188.3	$1,141	$2,162	$(413)	$5,931	$(1,879)	$6,942
Net income	—	—	—	—	424	—	424
Other comprehensive loss, net of tax	—	—	—	(128)	—	—	(128)
Cash dividends declared on common stock ($0.51 per share)	—	—	—	—	(95)	—	(95)
Purchase of common stock	(5.8)	—	—	—	—	(218)	(218)
Net issuance of common stock under employee stock plans	1.2	—	(18)	—	(21)	56	17
Share-based compensation	—	—	27	—	—	—	27
BALANCE AT SEPTEMBER 30, 2013	183.7	$1,141	$2,171	$(541)	$6,239	$(2,041)	$6,969

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended September 30, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$368	$151	$45	$(159)	$8	$413
Provision for credit losses	(1)	10	1	—	(2)	8
Noninterest income	89	45	61	18	1	214
Noninterest expenses	153	177	81	2	4	417
Provision (benefit) for income taxes (FTE)	96	3	9	(56)	3	55
Net income (loss)	$209	$6	$15	$(87)	$4	$147
Net credit-related charge-offs	$9	$7	$3	—	—	$19

Selected average balances:
Assets	$35,298	$5,967	$4,789	$11,097	$6,509	$63,660
Loans	34,178	5,285	4,631	—	—	44,094
Deposits	26,284	21,257	3,782	319	223	51,865

Statistical data:
Return on average assets (a)	2.38%	0.12%	1.21%	N/M	N/M	0.92%
Efficiency ratio (b)	33.50	90.27	77.22	N/M	N/M	66.66

	Business	Retail	Wealth
Three Months Ended June 30, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$372	$154	$46	$(165)	$8	$415
Provision for credit losses	10	5	(3)	—	1	13
Noninterest income	80	46	65	15	2	208
Noninterest expenses	147	178	77	3	11	416
Provision (benefit) for income taxes (FTE)	88	6	13	(55)	(1)	51
Net income (loss)	$207	$11	$24	$(98)	$(1)	$143
Net credit-related charge-offs	$11	$4	$2	—	—	$17

Selected average balances:
Assets	$36,017	$5,962	$4,828	$11,514	$5,388	$63,709
Loans	34,955	5,271	4,667	—	—	44,893
Deposits	25,987	21,241	3,701	283	236	51,448

Statistical data:
Return on average assets (a)	2.30%	0.20%	2.00%	N/M	N/M	0.90%
Efficiency ratio (b)	32.41	87.98	69.86	N/M	N/M	66.43

	Business	Retail	Wealth
Three Months Ended September 30, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$380	$161	$47	$(170)	10	$428
Provision for credit losses	15	6	4	—	(3)	22
Noninterest income	76	41	62	14	4	197
Noninterest expenses	145	181	77	3	43	449
Provision (benefit) for income taxes (FTE)	89	5	10	(59)	(8)	37
Net income (loss)	$207	$10	$18	$(100)	$(18)	$117
Net credit-related charge-offs	$27	$13	$3	—	—	$43

Selected average balances:
Assets	$34,861	$5,964	$4,566	$11,873	$5,720	$62,984
Loans	33,856	5,265	4,476	—	—	43,597
Deposits	25,142	20,682	3,667	181	173	49,845

Statistical data:
Return on average assets (a)	2.38%	0.19%	1.59%	N/M	N/M	0.75%
Efficiency ratio (b)	31.67	89.07	71.04	N/M	N/M	71.68
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended September 30, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$186	$171	$129	$78	$(151)	$413
Provision for credit losses	(8)	(3)	17	4	(2)	8
Noninterest income	88	42	35	30	19	214
Noninterest expenses	167	101	92	51	6	417
Provision (benefit) for income taxes (FTE)	42	44	20	2	(53)	55
Net income (loss)	$73	$71	$35	$51	$(83)	$147
Net credit-related charge-offs	$1	$8	$4	$6	$—	$19

Selected average balances:
Assets	$13,744	$14,245	$10,642	$7,423	$17,606	$63,660
Loans	13,276	14,002	9,942	6,874	—	44,094
Deposits	20,465	14,567	10,298	5,993	542	51,865

Statistical data:
Return on average assets (a)	1.38%	1.84%	1.21%	2.73%	N/M	0.92%
Efficiency ratio (b)	60.89	47.37	56.52	47.65	N/M	66.66

				Other	Finance
Three Months Ended June 30, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$187	$173	$131	$81	$(157)	$415
Provision for credit losses	(4)	7	6	3	1	13
Noninterest income	88	36	34	33	17	208
Noninterest expenses	161	100	89	52	14	416
Provision (benefit) for income taxes (FTE)	41	37	24	5	(56)	51
Net income (loss)	$77	$65	$46	$54	$(99)	$143
Net credit-related charge-offs	$4	$12	$(3)	$4	$—	$17

Selected average balances:
Assets	$14,022	$14,155	$10,886	$7,744	$16,902	$63,709
Loans	13,598	13,912	10,179	7,204	—	44,893
Deposits	20,159	14,671	10,187	5,912	519	51,448

Statistical data:
Return on average assets (a)	1.47%	1.65%	1.62%	2.79%	N/M	0.90%
Efficiency ratio (b)	58.17	47.73	53.39	46.04	N/M	66.43

				Other	Finance
Three Months Ended September 30, 2012	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$193	$176	$138	$81	$(160)	$428
Provision for credit losses	2	6	10	7	(3)	22
Noninterest income	95	33	30	21	18	197
Noninterest expenses	175	98	89	41	46	449
Provision (benefit) for income taxes (FTE)	40	38	25	1	(67)	37
Net income (loss)	$71	$67	$44	$53	$(118)	$117
Net credit-related charge-offs	$12	$11	$7	$13	$—	$43

Selected average balances:
Assets	$13,785	$13,171	$10,324	$8,111	$17,593	$62,984
Loans	13,475	12,915	9,585	7,622	—	43,597
Deposits	19,628	14,964	9,941	4,958	354	49,845

Statistical data:
Return on average assets (a)	1.39%	1.69%	1.62%	2.53%	N/M	0.75%
Efficiency ratio (b)	60.06	46.68	52.96	41.78	N/M	71.68
(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollar amounts in millions)	2013	2013	2013	2012	2012

Tier 1 Common Capital Ratio:
Tier 1 and Tier 1 common capital (a) (b)	$6,863	$6,800	$6,748	$6,705	$6,685

Risk-weighted assets (a) (b)	$63,917	$65,220	$65,099	$66,115	$64,486

Tier 1 and Tier 1 common risk-based capital ratio (b)	10.74%	10.43%	10.37%	10.14%	10.37%

Basel III Tier 1 Common Capital Ratio:
Tier 1 common capital (b)	$6,863	$6,800	$6,748	$6,705	$6,685
Basel III adjustments (c)	—	—	(1)	(39)	(17)
Basel III Tier 1 common capital (c)	6,863	6,800	6,747	6,666	6,668

Risk-weighted assets (a) (b)	$63,917	$65,220	$65,099	$66,115	$64,486
Basel III adjustments (c)	2,295	2,091	1,996	1,854	2,313
Basel III risk-weighted assets (c)	$66,212	$67,311	$67,095	$67,969	$66,799

Tier 1 common capital ratio (b)	10.7%	10.4%	10.4%	10.1%	10.4%
Basel III Tier 1 common capital ratio (c)	10.4	10.1	10.1	9.8	10.0

Tangible Common Equity Ratio:
Common shareholders' equity	$6,969	$6,911	$6,988	$6,942	$7,084
Less:
Goodwill	635	635	635	635	635
Other intangible assets	18	20	21	22	25
Tangible common equity	$6,316	$6,256	$6,332	$6,285	$6,424

Total assets	$64,670	$62,947	$64,885	$65,069	$63,000
Less:
Goodwill	635	635	635	635	635
Other intangible assets	18	20	21	22	25
Tangible assets	$64,017	$62,292	$64,229	$64,412	$62,340

Common equity ratio	10.78%	10.98%	10.77%	10.67%	11.24%
Tangible common equity ratio	9.87	10.04	9.86	9.76	10.30

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,969	$6,911	$6,988	$6,942	$7,084
Tangible common equity	6,316	6,256	6,332	6,285	6,424

Shares of common stock outstanding (in millions)	184	185	187	188	191

Common shareholders' equity per share of common stock	$37.94	$37.32	$37.41	$36.87	$37.01
Tangible common equity per share of common stock	34.38	33.79	33.90	33.38	33.56
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) September 30, 2013 Tier 1 capital and risk-weighted assets are estimated.
(c) Estimated ratios based on the standardized approach in the final rule for the U.S. adoption of the Basel III regulatory capital framework and excluding most elements of AOCI.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The Basel III Tier 1 common capital ratio further adjusts Tier 1 common capital and risk-weighted assets to account for the final rule approved by U.S. banking regulators in July 2013 for the U.S. adoption of the Basel III regulatory capital framework. The final Basel III capital rules are effective January 1, 2015 for banking organizations subject to the standardized approach. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.